Exhibit 99.1

GREAT ELM GROUP REPORTS FISCAL 2026 THIRD QUARTER

FINANCIAL RESULTS

– Unrealized Loss of $9.8 Million on GEG’s Investments in the Quarter, Driven Primarily by GECC Share Price Volatility1 –

– Fee-Paying AUM and AUM Totaled $528 Million and $744 Million, Respectively, as of

March 31, 2026 –

– Total Revenue Increased 7% from the Prior-Year Period –

– Monomoy BTS Begins Development of Fourth Build-to-Suit Property –

– Strong, Liquid Balance Sheet with Over $45 Million of Cash and Equivalents Positions Company to Drive Continued Growth –

–Repurchased Approximately 1.4 Million Shares, Over 4% of Shares Outstanding –

– Board Approved a $15 Million Increase to GEG’s Stock Repurchase Program, Bringing Total Authorization to $40 Million –

Company to Host Conference Call at 8:30 a.m. ET on May 7, 2026

PALM BEACH GARDENS, Florida, May 6, 2026 – Great Elm Group, Inc. (“we,” “our,” “GEG,” “Great Elm,” or “the Company”), (NASDAQ: GEG), an alternative asset manager, today announced financial results for its fiscal third quarter ended March 31, 2026.

Management Commentary

Jason Reese, Chief Executive Officer of the Company stated, “We navigated a challenging fiscal third quarter against a backdrop of continued volatility and market negativity towards private credit. Results were primarily impacted by unrealized losses tied to movements in GECC’s share price. Nevertheless, we remain focused on prudent capital deployment and building momentum across our alternative asset management platform.

At GECC, we took decisive actions to strengthen the balance sheet and enhance portfolio quality. Our focus remains on rigorous credit underwriting, increasing portfolio diversification, and adding cash-generative, secured credit investments. GECC maintains ample liquidity and is positioned for an improved trajectory and long-term performance.

Within our real estate platform, Monomoy continues to drive growth and value creation. The business delivered strong operational execution during the quarter, supported by robust acquisition activity, an expanding development pipeline, and continued progress on strategic capital initiatives. Monomoy REIT closed five acquisitions during the quarter, surpassing total acquisition activity for all of calendar 2025, and continues to action a strong pipeline of attractive opportunities. We are actively exploring additional capital raising opportunities to grow the business.

We also continue to source unique investments through our proprietary network. Our CoreWeave-related investment continues to perform well, with cumulative distributions exceeding our initial investment and meaningful upside potential remaining at current trading levels.

Finally, we repurchased a significant amount of our common stock for the tenth consecutive quarter, underscoring our conviction in the business and our commitment to building shareholder value. Under our recently expanded stock repurchase program, approximately $25 million of capacity remains available. Looking ahead, we are focused on selectively deploying capital into compelling opportunities, growing assets under management and fee-related earnings, and delivering sustained long-term value for our shareholders.”

Fiscal Third Quarter 2026 and Recent Highlights

•
GEG’s fee-paying assets under management (“FPAUM”) and assets under management (“AUM”) totaled approximately $528 million and $744 million, respectively.
o
FPAUM and AUM decreased by 7% and 3%, respectively, compared to the prior-year period.
•
Total revenue for the third quarter was $3.4 million, compared to $3.2 million for the prior-year period, a 7% increase.
•
Net loss was $(13.5) million for the third quarter, compared to net loss of $(4.5) million in the prior-year period.
o
Increase in net loss primarily driven by unrealized losses associated with the Company’s investments in GECC common stock and SPVs related to GECC common stock.
•
Adjusted EBITDA for the third quarter was $(1.6) million compared to $0.5 million in the prior-year period.
•
As of March 31, 2026, GEG had approximately $45.5 million of cash and cash equivalents on its balance sheet to support growth initiatives across its alternative asset management platform.
•
GEG repurchased approximately 1.4 million shares in the third quarter, or over 4% of shares outstanding, at an average price of $2.04 per share.
o
Through May 4, 2026, Great Elm has repurchased approximately 7.8 million shares at an average price of $2.00 per share, equating to $15.6 million since the initiation of the stock repurchase program, leaving approximately $24.4 million of remaining capacity under the program for future repurchases.

GEG Business Highlights

Alternative Credit

•
GECC’s Board of Directors appointed Jason Reese as Chief Executive Officer on May 4, 2026, following Mr. Reese’s appointment as Executive Chairman on March 2, 2026, to provide seasoned credit investment experience and active management oversight.
•
GEG received management fees from GECC of $1.1 million for the fiscal third quarter ended March 31, 2026.
•
In February 2026, Great Elm Capital Management, LLC (“GECM”) waived all accrued and unpaid incentive fees for GECC through March 31, 2026. Additionally, in April 2026, GECM waived all accrued and unpaid incentive fees for GECC through June 30, 2026.
•
GECC paid $0.30 per share of dividends to shareholders in the quarter ended March 31, 2026.
•
GECC’s investment team continued targeted portfolio reviews and credit optimization initiatives during the quarter.
•
In Great Elm’s private credit strategy, the Great Elm Credit Income Fund, launched in November 2023, redeemed all third-party investors during the quarter, leaving the Company’s approximately $7.0 million investment at March 31, 2026.

Real Estate

•
Great Elm Real Estate Ventures (“Real Estate Ventures”), formed in connection with the KLIM strategic partnership, consolidates Great Elm’s three real estate subsidiaries under a single entity. These subsidiaries include:
o
Monomoy CRE, LLC, an asset manager, including manager of Monomoy REIT (“MREIT”);
o
Monomoy BTS, Corp. (“MBTS”), a build-to-suit development arm; and
o
Monomoy Construction Services, LLC (“MCS”), a full-service procurement and construction manager.
•
Real Estate Ventures operates as a comprehensive, vertically-integrated real estate enterprise serving the Industrial Outdoor Storage, or “IOS,” sector.

•
MCRE received investment and property management fees of approximately $1.0 million, growing more than 20% from the prior-year period.
o
MCRE is actively exploring additional capital raising opportunities to grow the business.
•
Monomoy REIT closed on five acquisitions, deploying and committing approximately $28 million2, and continued value-add construction on existing properties.
o
Additionally, MREIT closed $10.5 million three-year I/O property-level financing at an attractive interest rate.
•
MBTS delivered to the tenant and commenced the lease for its third development property in Florida and purchased land to begin its fourth development project in Texas.
•
MCS completed its fourth full quarter of operations, generating $0.7 million of revenue in the quarter.

Investments

•
Great Elm recorded an unrealized gain of $0.4 million from its CoreWeave-related investment during the fiscal third quarter of 2026, driven by market-based valuation changes.
o
Subsequent to quarter end, Great Elm received an additional $1.0 million of distributions from its CoreWeave-related investment, bringing total distributions to date to approximately $6.8 million, well in excess of its $5.0 million original capital investment.
o
Based on the closing price of CoreWeave’s common stock on May 5, 2026, the estimated value of GEG’s remaining investment is approximately $7.5 million, as of the date hereof.
•
Unrealized losses on the Company’s investments in GECC common stock and SPVs related to GECC common stock totaled $2.8 million and $8.1 million, respectively, for the quarter ended March 31, 2026.

Stock Repurchase Program

In the fiscal third quarter of 2026, GEG’s Board of Directors approved a $15 million increase to the Company’s stock repurchase program, authorizing the repurchase of up to $40 million in aggregate of its outstanding common stock in the open market. As of May 4, 2026, the Company has repurchased approximately 7.8 million shares for $15.6 million, at an average price of $2.00 per share, leaving approximately $24.4 million of capacity remaining under the program for future repurchases.

Fiscal 2026 Third Quarter Conference Call & Webcast Information

When: Thursday, May 7, 2026, 8:30 a.m. Eastern Time (ET)

Call: All interested parties are invited to participate in the conference call by dialing +1 (877) 407-0752; international callers should dial +1 (201) 389-0912. Participants should enter the Conference ID 13757472 if asked.

Webcast: The conference call will be webcast simultaneously and can be accessed here. A copy of the slide presentation accompanying the conference call can be found here.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, alternative asset manager focused on growing a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. Great Elm Group, Inc. and its subsidiaries currently manage Great Elm Capital Corp., a publicly-traded business development company, and Monomoy Properties REIT, LLC, an industrial outdoor storage (“IOS”) focused real estate investment trust, in addition to other investments. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income from continuing operations.

Endnotes

1 Includes approximately $0.1 million of net realized and unrealized gain attributable to the Company’s investment in Consolidated Funds for the quarter ended March 31, 2026.

2 Includes estimated future capital expenditures and tenant improvement commitments.

Media & Investor Contact:

Investor Relations

geginvestorrelations@greatelmcap.com

Great Elm Group, Inc.

Condensed Consolidated Balance Sheets

Dollar amounts in thousands (except per share data)

ASSETS	March 31, 2026	June 30, 2025
Current assets
Cash and cash equivalents	$45,529	$30,603
Receivables from managed funds	4,154	8,331
Investments, at fair value	31,408	60,614
Prepaid and other current assets	1,863	2,803
Real estate assets, net	7,182	9,085
Related party loan receivable	-	8,000
Assets of Consolidated Funds:
Cash and cash equivalents	1,483	3,907
Investments, at fair value	5,521	14,327
Other assets	81	227
Total current assets	97,221	137,897
Identifiable intangible assets, net	11,156	12,009
Goodwill	440	440
Right-of-use assets	1,332	1,603
Other assets	1,635	1,988
Total assets	$111,784	$153,937
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$777	$1,026
Accrued expenses and other current liabilities	5,975	7,707
Current portion of related party payables	191	258
Current portion of lease liabilities	346	355
Liabilities of Consolidated Funds:
Payable for securities purchased	-	96
Accrued expenses and other liabilities	86	172
Total current liabilities	7,375	9,614
Lease liabilities, net of current portion	1,007	1,260
Long-term debt (face value $26,945)	26,587	26,373
Convertible notes (face value $35,940 and $35,063, including $17,418 and $16,993 held by related parties, respectively)	35,551	34,602
Other liabilities	1,424	1,422
Total liabilities	71,944	73,271
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 31,424,975 shares issued and 29,917,837 outstanding at March 31, 2026; and 27,630,305 shares issued and 26,552,948 outstanding at June 30, 2025	28	25
Additional paid-in-capital	3,316,383	3,310,356
Accumulated deficit	(3,276,571)	(3,240,063)
Total Great Elm Group, Inc. stockholders' equity	39,840	70,318
Redeemable non-controlling interest in Consolidated Funds	-	10,348
Total stockholders' equity	39,840	80,666
Total liabilities and stockholders' equity	$111,784	$153,937

Great Elm Group, Inc.

Condensed Consolidated Statements of Operations

Dollar amounts in thousands (except per share data)

	For the three months ended March 31,		For the nine months ended March 31,
	2026	2025	2026	2025
Revenues	$3,418	$3,209	$17,217	$10,708
Cost of revenues	-	(11)	6,764	1,082
Operating costs and expenses:
Compensation and benefits	5,307	4,001	15,463	10,989
Selling, general and administrative	1,591	1,394	5,734	4,207
Depreciation and amortization	313	361	967	918
Expenses of Consolidated Funds	177	19	218	40
Total operating costs and expenses	7,388	5,775	22,382	16,154
Operating loss	(3,970)	(2,555)	(11,929)	(6,528)
Dividends and interest income	1,166	1,481	3,726	4,606
Interest expense	(1,033)	(1,039)	(3,083)	(3,097)
Net realized and unrealized (loss) gain	(9,873)	(2,439)	(24,095)	3,767
Net realized and unrealized gain (loss) on investments of Consolidated Funds	94	(338)	(3,315)	(89)
Interest and other income of Consolidated Funds	183	389	828	1,168
Loss before income taxes	(13,433)	(4,501)	(37,868)	(173)
Income tax expense	(87)	-	(104)	-
Net loss	$(13,520)	$(4,501)	$(37,972)	$(173)
Less: net income (loss) attributable to non-controlling interest in Consolidated Funds	204	(4)	(1,464)	509
Net loss attributable to Great Elm Group, Inc. stockholders	$(13,724)	$(4,497)	$(36,508)	$(682)
Net loss attributable to stockholders per share
Basic	$(0.45)	$(0.17)	$(1.20)	$(0.02)
Diluted	(0.45)	(0.17)	(1.20)	(0.02)
Weighted average shares outstanding
Basic	30,763	26,915	30,451	28,000
Diluted	30,763	26,915	30,451	28,000

Great Elm Group, Inc.

Reconciliation from Net Loss to Adjusted EBITDA

Dollar amounts in thousands

	Three months ended March 31,		Nine months ended March 31,
(in thousands)	2026	2025	2026	2025
Net loss	$(13,520)	$(4,501)	$(37,972)	$(173)
Interest expense	1,033	1,039	3,083	3,097
Income tax expense	87	-	104	-
Depreciation and amortization	313	361	967	918
Non-cash compensation	750	796	2,759	2,668
Loss (gain) on investments	9,779	2,777	27,410	(3,678)
Change in contingent consideration	-	-	-	(6)
Adjusted EBITDA	$(1,558)	$472	$(3,649)	$2,826